Exhibit 3.30

KYSOR INDUSTRIAL CORPORATION

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BY-LAWS

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ARTICLE I

OFFICES

Section 1. The registered office shall be in Bingham Farms, Michigan.

Section 2. The corporation may also have offices at such other places both within and without the State of Michigan as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

ANNUAL MEETINGS OF SHAREHOLDERS

Section 1. All meetings of shareholders for the election of directors shall be held as set by the board of directors, at such date, time and place as may be fixed by resolution from time to time by the board of directors.

Section 2. Annual meetings of shareholders, commencing with the year 1997, shalt be held as set by the board of directors, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

Section 3. Written notice of the time, place and purposes of a meeting of shareholders shall be given not less than ten nor more than sixty days before the date of the meeting, either personally or by mail to each shareholder of record entitled to vote at the meeting.

ARTICLE III

SPECIAL MEETINGS FOR SHAREHOLDERS

Section. 1. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Michigan as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Special meetings of shareholders may be called at any time, for any purpose or purposes, by the board of directors or by such other persons as may be authorized by law.

Section 3. Written notice of the time, place and purposes of a special meeting of shareholders shall be given not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting.

Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

ARTICLE IV

QUORUM AND VOTING OF STOCK

Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present. When the holders of a class or series of shares, are entitled to vote separately on an item of business, this section applies in determining the presence of a quorum of such class or series for transaction of the item of business.

Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the articles of incorporation.

Section 3. Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

ARTICLE V

DIRECTORS

Section 1. The number of directors which shall constitute the whole board shall be one until such number shall be changed by the Board of Directors or otherwise pursuant to these By-Laws.

Section 2. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A directorship to be filled because of an increase in the number of directors or to fill a vacancy may be filled by the board for a term of office continuing only until the next election of directors by the shareholders.

Section 3. The business affairs of the corporation shall be managed by its board except as otherwise provided by statute or in the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

Section 4. The directors may keep the books of the corporation outside of the State of Michigan at such place or places as they may from time to time determine.

Section 5. The board of directors, by the affirmative vote of a majority of the directors in office, and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the corporation as directors or officers.

ARTICLE VI

MEETINGS OF THE BOARD OF DIRECTORS

Section 1. Regular or special meetings of the board of directors may be held either within or without the State of Michigan.

Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

Section 3. Regular meetings of the board for directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

Section 4. Special meetings of the board of directors may be called by the president on twenty-four hour notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

Section 5. Attendance of a director at a meeting constitutes a waiver of notice of the meeting, except where a director attends a meeting for the express purposes of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor of, a regular or special meeting need be specified in the notice or waiver of notice of the meeting.

Section 6. A majority of the members of the board then in office constitutes a quorum for transaction of business, unless the articles of incorporation provide for a larger or smaller number. The vote of the majority of members present at a meeting at which a quorum is present constitutes the action of the board unless the vote of a larger number is required by statute, the articles of incorporation or these by-laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7. Unless otherwise provided by the articles of incorporation, action required or permitted to be taken under authorization voted at a meeting of the board or a committee of the board may be taken without a meeting if, before or after the action, all members of the board or of the committee consent thereto in writing. The written consents shall be filled with the minutes of the proceedings of the board. The consent has the same effect as a vote of the board or committee for all purposes.

Section 8. Directors, or any committee of directors designated by the board of directors, may participate in a meeting of the board of directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

ARTICLE VII

COMMITTEES

Section 1. The board may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of a committee, who may replace an absent or disqualified member at a meeting of the committee. In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the board to act at the meeting in place of such an absent or disqualified member. A committee, and each member thereof, shall serve at the pleasure of the board. A committee, to the extent provided in the resolution of the board or in the by-laws, may exercise all powers and authority of the board in management of the business and affairs of the corporation subject to any limitations by statute or in the articles of incorporation.

ARTICLE VIII

NOTICES

Section 1. When a notice or communication is required or permitted by statute or the articles of incorporation to be given by mail, it shall be mailed, except as otherwise provided by statute or the articles of incorporation, to the person to whom it is directed at the address designated by him for that purpose or, if none is designated, at his last known address. The notice or communication is given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States postal service. The mailing shall be registered, certified or other first class mail except where otherwise provided by statute.

Section 2. When, under statutory requirements or the articles of incorporation or these by-laws or by the terms of an agreement or instrument, the corporation or the board or any committee thereof may take action after notice to any person or after lapse of a prescribed period of time, the action may be taken without notice and without lapse of the period of time, if at any time before or after the action is completed the person entitled to notice or to participate in the action to be taken or, in a case of a shareholder, by his attorney-in-fact, submits a signed waiver of such requirements.

ARTICLE IX

OFFICERS

Section 1. The officers of the corporation shall be appointed by the board of directors and shall be a president, one or more vice-presidents, a secretary, a treasurer and such other officers as may be determined by the board.

Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board.

Section 3. The board of directors may appoint such other officers, assistant officers, employees and agents as it deems necessary and prescribe their powers and duties.

Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 5. An officer elected or appointed shall hold office for the term for which he is elected or appointed and until his successor is elected or appointed and qualified, or until his resignation or removal. An officer elected or appointed by the board may be removed by the board with or without cause.

THE PRESIDENT

Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all order and resolutions of the board of directors are carried into effect.

Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE VICE-PRESIDENTS

Section 8. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 11. The treasurer shall have the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 13. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 14. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE X

CERTIFICATES FOR SHARES

Section 1. The shares of the corporation shall be represented by certificates signed by the president or a vice-president and by the treasurer, assistant treasurer, secretary or assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. A certificate representing shares shall state upon its face that the corporation is formed under the laws of the state of Michigan, the name of the person to whom issued, the number and class of shares, and the designation of the series, if any, which the certificate represents, the par value of each share represented by the certificate, or a statement that the shares are without par value and shall set forth on its face or back or state that the corporation will furnish to a shareholder upon request and without charge a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued, and if the corporation is authorized to issue any class of shares in series, the designation, relative rights, preferences and limitations of each series so far as the same have been prescribed and the authority of the board to designate and prescribe the relative rights, preferences and limitations of other series.

Section 2. The signatures of the officers may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

LOST CERTIFICATES

Section 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed, and the board may require the owner of the lost or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged lost or destroyed certificate or the· issuance of such a new certificate.

TRANSFERS OF SHARES

Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the corporation.

FIXING OF RECORD DATE

Section 5. For the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders or an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action, the board of directors may fix, in advance, a date as the record date for any such determination of shareholders. The date shall not be more than sixty no less than ten days before any other action. If a record date is not fixed, the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held, and the record date for determining shareholders for any other purpose shall be the close of business on the day on which the resolution of the board relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made, the determination applies to any adjournment of the meeting, unless the board fixes a new record date for the adjourned meeting.

REGISTERED SHAREHOLDERS

Section 6. For the purpose of determining shareholders entitled to vote or receive payment of a dividend or allotment of a right, the corporation shall be authorized to accept the list of shareholders made and certified by the officer or agent having charge of the stock transfer books as prima facie evidence as to who are such shareholders on the designated record date.

LIST OF SHAREHOLDERS

Section 7. The officer or agent having charge of the stock transfer books for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders’ meeting or any adjournment thereof. The list shall be arranged alphabetically within each class and series, with the address of, and the number of shares held by each shareholder, produced at the time and place of the meeting, subject to inspection by any shareholder during the whole time of the meeting and be prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting. A person who is a shareholder of record of a corporation, upon at least ten days’ written demand may examine for any proper purpose in person or by agent or attorney, during usual business hours, the corporation’s minutes of shareholders’ meetings and record of shareholders and make extracts therefrom, at the places where they are kept.

ARTICLE XI

Section 1. The corporation may indemnify any director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the Michigan Business Corporation Act in addition to rights granted under the articles of incorporation, by-laws or a contractual agreement. The corporation may further indemnify directors, and may indemnify persons who are not directors, as authorized by law, resolution of the board of directors or contractual agreement authorized by the board of directors. Changes in these By-laws reducing the scope of indemnification shall not apply to actions or omissions occurring before such change.

ARTICLE XII

Section 1. The board of directors may declare and pay dividends or make other distributions in cash, bonds or property of the corporation, including the shares or bonds of other corporations on its outstanding shares, except when currently the corporation is insolvent or would thereby be made insolvent, or when the declaration, payment or distribution would be contrary to any statutory restriction or restriction contained in the articles of incorporation.

Section 2. Before payment of any dividend, the board of directors may create reserves from its earned surplus or capital surplus for any purpose and may increase, decrease or abolish such reserve.

CHECKS

Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SEAL

Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words, “Corporate Seal, Michigan”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XIII

AMENDMENTS

These by-laws may be amended or repealed or new bi-laws may be adopted by the shareholders or board of directors except as may be provided in the articles of incorporation. The shareholders may prescribe in these by-laws that any by-law made by them shall not be altered or repealed by the board of directors. Amendment of the by-laws by the board requires a vote of not less than a majority of the members of the board then in office.